                                                                    Exhibit 99.1




                             Investor Relations:  Allison Malkin/Chad Jacobs
                                                  Integrated Corporate Relations
                                                  (203) 222-9013
FOR IMMEDIATE RELEASE        Media:               Doug Morris
                                                  Gavin Anderson & Company
                                                  (212) 515-1964

           WARNACO REPORTS FIRST HALF AND SECOND QUARTER 2003 RESULTS


New York, N.Y. August 11, 2003 - The Warnaco Group, Inc. (NASDAQ: WRNC) today announced first half and second quarter results for the period ended July 5, 2003. Warnaco emerged from bankruptcy on February 4, 2003, and therefore the Company's reported first half results reflect the five-month period commencing with the Company's emergence on February 4, 2003 and ending July 5, 2003. For this five-month period ended July 5, 2003, net revenues were $662.2 million, net income was $14.2 million and earnings per share was $0.31. For the second quarter of fiscal 2003, net revenues were $335.8 million, net loss was $8.5 million and net loss per share was $0.19.

For the six months ended July 5, 2003, on a pro forma basis as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, net revenues were $778.1 million, net income was $32.1 million and earnings per share was $0.71, compared to prior year's net revenues of $791.8 million, net income of $25.5 million and earnings per share of $0.57. For the three months ended July 5, 2003, on a pro forma basis as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, net revenues were $335.8 million, net income was $0.2 million and earnings per share was $0.00, compared to prior year's net revenues of $381.8 million, net income of $14.0 million and earnings per share of $0.31. The Company believes that the pro forma information for the first half and second quarters of fiscal 2003 and fiscal 2002 is important, as such presentation of results is useful to investors in comparing the Company's results with prior periods and provides a basis for comparison with future periods (see Schedule 2).

On a pro forma basis, comparing the first half of fiscal 2003 with fiscal 2002, as if the Company had emerged from bankruptcy at the beginning of fiscal 2002:

     - Net revenues in the first half of fiscal 2003 were $778.1 million compared to $791.8 million (including $32.8 million of net revenues from sold and discontinued business units) in the first half of fiscal 2002;
     - Gross profit in the first half of fiscal 2003 was $263.6 million, or 33.9% of net revenues, compared to $241.5 million, or 30.5% of net revenues, in the first half of fiscal 2002. Gross profit for the first half of fiscal 2002 was reduced by $23.3 million (3.0% of net revenues) of product related expenses, which items are expensed in selling, general and administrative expenses commencing with the adoption of fresh start accounting on February 4, 2003;
     - Selling, general and administrative expenses for the first half of fiscal 2003 were $198.6 million, or 25.5% of net revenues compared to $182.3 million, or 23.0% of net revenues, in the first half of fiscal 2002. Selling, general and administrative expenses for the first half of fiscal 2002 did not include $23.3 million (3.0% of net revenues) of product related expenses, which items are expensed in selling, general and administrative expenses commencing with the adoption of fresh start accounting on February 5, 2003.
     - Operating income in the first half of fiscal 2003 increased to $65.0 million, or 8.4% of net revenues, from $59.2 million, or 7.5% of net revenues, in the first half of fiscal 2002;
              - In addition to operating income, the Company utilizes the measure "EBITDA" to assess its business results. EBITDA for the first half of fiscal 2003 increased to $84.9 million or 10.9% of net revenues from $76.0 million or 9.6% of net revenues in the first half of fiscal 2002 (see Schedule 2 for a reconciliation of net income to EBITDA);
     - Net income in the first half of fiscal 2003 improved to $32.1 million from $25.5 million in the first half of fiscal 2002; and
     - Earnings per share in the first half of fiscal 2003 increased approximately 25% to $0.71 from $0.57 in the first half of fiscal 2002.

Joseph R. Gromek, President and Chief Executive Officer, stated: "Our impressive portfolio of brands is resonating well with consumers. This, combined with the progress we made toward realizing the strategic financial and operational objectives we set at the beginning of the year, enabled us to record improved first half 2003 results in a challenging retail environment."

Mr. Gromek continued, "We also enhanced the foundation for future growth including an amendment to our CALVIN KLEIN(R) licensing agreement with Phillips-Van Heusen, which solidified our ongoing relationship and expanded our product offering to include CALVIN KLEIN(R) swimwear."

In addition, the Company strengthened its balance sheet at July 5, 2003 as follows:

     - Inventory declined by $47.5 million, or 14.1%, to $288.7 million, as compared to $336.2 million at July 6, 2002;
     - Accounts receivable declined by $7.3 million, or 3.5%, to $204.9 million compared to $212.2 million at July 6, 2002;
     - Cash increased $39.0 million to $65.9 million at July 5, 2003 compared to $26.9 million at February 4, 2003 (the date the Company emerged from bankruptcy); and debt decreased $33.7 million to $212.8 million at July 5, 2003 compared to $246.5 million at February 4, 2003. Improvements in cash and debt thus totaled $72.7 million since our emergence from bankruptcy; and
     - Completed a $210.0 million senior notes offering, refinancing its five-year amortizing second lien notes with ten-year fixed rate notes at 8 7/8%.

"Our revitalized business model is realizing tangible results," added James P. Fogarty, Senior Vice President and Chief Financial Officer. "As indicated in our first quarter release, we expected our second quarter to be significantly below prior year results, in part reflecting the earlier shipment of certain programs in the first quarter of 2003. However, on a pro forma basis, our first half net income increased by 26% and our operating margin rose by nearly 90 basis points to 8.4%. We benefited from initiatives aimed at increasing our operating margin; including reductions in our product costs and improvements in our inventory flow at retail. To further our objective of improving our operating flexibility and margins we are closing our remaining domestic manufacturing facilities. Furthermore, we strengthened our balance sheet with year over year reductions in inventory and accounts receivable and the successful completion of our senior notes refinancing. In a difficult environment, we also experienced substantial increases in our cash balances coupled with reductions in our debt."

Mr. Gromek concluded, "I am even more excited today to be associated with Warnaco than I was when I joined the Company in April. With the strength of our brands and our people, Warnaco is a dynamic organization with enormous opportunities. I believe we are poised to regain our position as a preeminent apparel company."

The Company is providing the following information solely in order to update for fiscal 2003 the projected financial information contained in the Disclosure Statement, dated November 8, 2002, prepared in connection with the Company's plan of reorganization. This information should not be construed as any intention or obligation on the part of the Company to provide earnings guidance with respect to any future periods or to update the projected financial information contained in the Disclosure Statement for any future periods. On a pro forma basis as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company currently expects EBITDA for fiscal 2003 to range between $130 million and $140 million and net income to range between $44 million and $50 million, compared to pro forma EBITDA for fiscal 2002 of $117.2 million and net income of $30.6 million (see Schedule 4).

Use of EBITDA and Pro Forma Financial Information

The Company evaluates its operating results based on EBITDA, which it defines as net income before interest expense, income taxes, depreciation and amortization expense. The Company's pro forma information, including pro forma EBITDA, gives effect to the reorganization as if it had occurred at the beginning of fiscal 2002 and as a result has been adjusted to exclude the effects of the Company's reorganization.

The Company has presented EBITDA to enhance the reader's understanding of its operating results. EBITDA is provided because the Company believes it is an important measure of financial performance commonly used to determine the value of companies and to define standards for borrowing from institutional lenders. The Company's senior secured credit agreement includes covenants that are based on and use EBITDA as a component of the calculations. During fiscal 2001 and 2002, the Company sold assets, wrote down impaired assets, recorded an impairment charge related to the adoption of SFAS 142 and ceased amortizing goodwill and certain intangible assets that had been previously amortized. The Company also recorded adjustments to its fixed and intangible assets in connection with its emergence from bankruptcy and the adoption of fresh start accounting as of February 4, 2003. As a result, depreciation and amortization expense, which is included in net income (loss), has decreased significantly from the amounts recorded in prior periods. Accordingly, the Company believes that an evaluation of its operating results is not complete without considering the effect of depreciation and amortization on those results.

Readers should not construe EBITDA either as an alternative to net income, an indicator of the Company's operating performance, or an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies.

The Company has presented financial information on a pro forma basis. The Company believes that the consummation of the Company's plan of reorganization, the adoption of fresh start reporting and the recent offering of senior notes are significant events and, therefore, the presentation of pro forma financial information giving effect to these events provides material information that is useful to investors in comparing the Company's results with prior periods and provides a basis for comparison with future periods.

This press release was furnished to the Securities and Exchange Commission and may be accessed at the following Internet location: www.sec.gov, as well as through the Company's website: www.warnaco.com.

ABOUT THE WARNACO GROUP, INC.

The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses and accessories sold under such owned and licensed brands as Warner's(R), Olga(R), Lejaby(R), Body Nancy Ganz(TM), Chaps Ralph Lauren(R), Calvin Klein(R) men's and women's underwear, men's accessories, men's, women's, junior women's and children's jeans and women's and juniors swimwear, Speedo(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Anne Cole(R), Cole of California(R), Catalina(R), and Nautica(R) women's and girls' swimwear, and A.B.S. by Allen Schwartz(R) women's sportswear and better dresses.

FORWARD-LOOKING STATEMENTS

     This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including general economic conditions affecting the apparel industry, changing fashion trends, pricing pressures which may cause the Company to lower its prices, increases in the prices of raw materials the Company uses, changing international trade regulation and elimination of quotas on imports of textiles and apparel, the Company's history of losses, the changes in the Company's senior management team, the Company's ability to protect its intellectual property rights, the Company's dependency on a limited number of customers, the Company's dependency on the reputation of its brand names, the Company's exposure to conditions in overseas markets, the competition in the Company's markets, the Company's recent emergence from bankruptcy, the comparability of financial statements for periods before and after the Company's adoption of fresh start accounting; the effect of local laws and regulations, shortages of supply of sourced goods or interruptions in the Company's manufacturing, the Company's level of debt, the Company's ability to obtain additional financing, the restrictions on the Company's operations imposed by its revolving credit facility and the indenture governing the senior notes and the Company's ability to service its debt. All statements other than statements of historical facts included in this press release, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or other similar words and phrases. Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and the Company's business in general is subject to certain risks that could affect the value of its stock.

                                                                      SCHEDULE 1

                             THE WARNACO GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                   (UNAUDITED)

                                            QUARTER                                           YEAR-TO-DATE
                           ------------------------------------------ -------------------------------------------------------------
                            Successor Company    Predecessor Company   Successor Company              Predecessor Company
                           -------------------  --------------------  ------------------   ----------------------------------------
                              For the Three        For the Three         For the Five          For the One          For the Six
                              Months Ended          Months Ended         Months Ended          Month Ended          Months Ended
                              July 5, 2003          July 6, 2002         July 5, 2003       February 4, 2003        July 6, 2002
                           -------------------  --------------------  ------------------   -------------------   ------------------
Net revenues               $           335,844  $            381,767  $          662,168   $           115,960   $          791,819
Cost of goods sold                     239,440               265,919             444,358                70,214              557,559
                           -------------------  --------------------  ------------------   -------------------   ------------------
Gross profit                            96,404               115,848             217,810                45,746              234,260
Selling, general and
   administrative
   expenses                             94,829               100,579             168,680                35,313              202,697
Restructuring items                      6,071                     -               6,140                     -                    -
Reorganization items                         -                42,554                   -                29,922               58,085
Amortization of sales
   order backlog                         6,300                     -              10,500                     -                    -
                           -------------------  --------------------  ------------------   -------------------   ------------------
Operating income (loss)                (10,796)              (27,285)             32,490               (19,489)             (26,522)
Gain on cancellation of
   pre-petition
   indebtedness                              -                     -                   -            (1,692,696)                   -
Fresh start adjustments                      -                     -                   -              (765,726)                   -
Other (income) loss, net                (1,363)                    -              (1,328)                  359                    -
Interest expense                         5,423                 3,095               9,851                 1,887               10,059
                           -------------------  --------------------  ------------------   -------------------   ------------------
Income (loss) before                   (14,856)              (30,380)             23,967             2,436,687              (36,581)
   provision for income
   taxes and cumulative
   effect of change in
   accounting principle
Provision (benefit) for
   income taxes                         (6,392)                1,609               9,792                78,150               51,538
                           -------------------  --------------------  ------------------   -------------------   ------------------
Income (loss) before                    (8,464)              (31,989)             14,175             2,358,537              (88,119)
   cumulative effect of
   change in accounting
   principle
Cumulative effect of
   change in accounting
   principle (net of
   income tax benefit of
   $53,513 - 6 months
   ended July 6, 2002)                       -                     -                   -                     -             (801,622)
                           -------------------  --------------------  ------------------   -------------------   ------------------
Net income (loss)          $            (8,464) $            (31,989) $           14,175   $         2,358,537   $         (889,741)
                           ===================  ====================  ==================   ===================   ==================

Basic income (loss) per
   common share: (a)
   Income (loss) before
     accounting change     $             (0.19) $              (0.60) $             0.31   $             44.51   $            (1.66)
   Cumulative effect of
     accounting change                       -                     -                   -                     -               (15.14)
                           -------------------  --------------------  ------------------   -------------------   ------------------
   Net income (loss)       $             (0.19) $              (0.60) $             0.31   $             44.51   $           (16.81)
                           ===================  ====================  ==================   ===================   ==================

Diluted income (loss)
   per common share: (a)
   Income (loss) before
     accounting change     $             (0.19) $              (0.60) $             0.31   $             44.51   $            (1.66)
   Cumulative effect of
     accounting change                       -                     -                   -                     -               (15.14)
                           -------------------  --------------------  ------------------   -------------------   ------------------
   Net income (loss)       $             (0.19) $              (0.60) $             0.31   $             44.51   $           (16.81)
                           ===================  ====================  ==================   ===================   ==================
Weighted average number
   of shares outstanding
   used in computing
   earnings per share: (a)
     Basic                              45,010                52,936              45,006                52,990               52,936
                           ===================  ====================  ==================   ===================   ==================
     Diluted                            45,010                52,936              45,154                52,990               52,936
                           ===================  ====================  ==================   ===================   ==================

(a) Earnings per share and weighted average shares of the Predecessor Company are based on historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A Common Stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003.

                                                                      SCHEDULE 2

                             THE WARNACO GROUP, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                   (UNAUDITED)

                                                                For the Three Months Ended            For the Six Months Ended
                                                            ----------------------------------   ----------------------------------
                                                            July 5, 2003 (a)  July 6, 2002 (b)   July 5, 2003 (c)  July 6, 2002 (d)
                                                            ----------------  ----------------   ----------------  ----------------
Net revenues                                                $        335,844  $        381,767   $        778,128  $        791,819
Cost of goods sold                                                   239,440           262,075            514,572           550,323
                                                            ----------------  ----------------   ----------------  ----------------
Gross profit                                                          96,404           119,692            263,556           241,496
Selling, general and administrative expenses                          92,127            89,996            198,591           182,306
                                                            ----------------  ----------------   ----------------  ----------------
Operating income                                                       4,277            29,696             64,965            59,190
Other (income) loss, net                                              (1,363)                -               (969)                -
Interest expense                                                       5,358             6,343             12,418            16,624
                                                            ----------------  ----------------   ----------------  ----------------
Income before provision for income taxes                                 282            23,353             53,516            42,566
Provision for income taxes                                               113             9,341             21,406            17,026
                                                            ----------------  ----------------   ----------------  ----------------
Net income                                                  $            169  $         14,012   $         32,110  $         25,540
                                                            ================  ================   ================  ================

Basic income per common share:
   Net income                                               $           0.00  $           0.31   $           0.71  $           0.57
                                                            ================  ================   ================  ================
Diluted income per common share:
   Net income                                               $           0.00  $           0.31   $           0.71  $           0.57
                                                            ================  ================   ================  ================

Weighted average number of shares outstanding used in
   computing earnings per share:
     Basic                                                            45,010            45,010             45,006            45,006
                                                            ================  ================   ================  ================
     Diluted                                                          45,154            45,154             45,154            45,154
                                                            ================  ================   ================  ================

-----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF PRO FORMA NET INCOME TO PRO FORMA
   EBITDA
Net income                                                  $            169  $         14,012   $         32,110  $         25,540
Provision for income taxes                                               113             9,341             21,406            17,026
Interest expense                                                       5,358             6,343             12,418            16,624
Depreciation and amortization                                          9,982             8,711             18,955            16,848
                                                            ----------------  ----------------   ----------------  ----------------
PRO FORMA EBITDA                                            $         15,622  $         38,407   $         84,889  $         76,038
                                                            ================  ================   ================  ================

To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company has made pro forma adjustments:

(a) See Schedule 5 for pro forma adjustments for the second quarter of fiscal 2003.
(b) See Schedule 6 for pro forma adjustments for the second quarter of fiscal 2002.
(c)  See Schedule 7 for pro forma adjustments for the first half of fiscal 2003.
(d)  See Schedule 8 for pro forma adjustments for the first half of fiscal 2002.

                                                                      SCHEDULE 3

                             THE WARNACO GROUP, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                            JULY 5, 2003      FEBRUARY 4, 2003      JULY 6, 2002
                                                                          -----------------   -----------------   -----------------
                                                                             (UNAUDITED)                             (UNAUDITED)
ASSETS
Current assets:
   Cash                                                                   $          65,925   $          20,706   $         116,164
   Restricted cash                                                                        -               6,200                   -
   Accounts receivable                                                              204,860             213,048             212,212
   Inventories, net                                                                 288,703             348,033             336,176
   Other current assets                                                              38,257              39,774              20,886
                                                                          -----------------   -----------------   -----------------
     Total current assets                                                           597,745             627,761             685,438
                                                                          -----------------   -----------------   -----------------
Property, plant and equipment - net                                                 111,452             129,357             193,823
Intangible and other assets                                                         427,853             406,831             103,431
                                                                          -----------------   -----------------   -----------------
TOTAL ASSETS                                                              $       1,137,050   $       1,163,949   $         982,692
                                                                          =================   =================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities not subject to compromise:
   Current liabilities:
     Current portion of long-term debt                                    $           1,512   $           5,050   $           6,825
     Revolving credit facility                                                            -              39,200                   -
     Other current liabilities                                                      223,777             255,818             212,493
                                                                          -----------------   -----------------   -----------------
        Total current liabilities                                                   225,289             300,068             219,318
                                                                          -----------------   -----------------   -----------------
   Long-term debt:
     Second Lien Notes due 2008                                                           -             200,942                   -
     Senior Notes due 2013                                                          210,000                   -                   -
     Other                                                                            1,274               1,260               1,756
   Other long-term liabilities                                                      171,697             158,131              34,349
Liabilities subject to compromise                                                         -                   -           2,470,199
Total stockholders' equity (deficiency)                                             528,790             503,548          (1,742,930)
                                                                          -----------------   -----------------   -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $       1,137,050   $       1,163,949   $         982,692
                                                                          =================   =================   =================

SUPPLEMENTAL INFORMATION:
   Debt                                                                   $         212,786   $         246,452
   Cash (including restricted cash)                                                  65,925              26,906

                                                                      SCHEDULE 4

                             THE WARNACO GROUP, INC.

           RECONCILIATION OF PRO FORMA NET INCOME TO PRO FORMA EBITDA
                            (IN MILLIONS OF DOLLARS)
                                   (UNAUDITED)

                                                                        Projected Range for the                For the Fiscal Year
                                                                  Fiscal Year Ending January 3, 2004          Ended January 4, 2003
                                                             ---------------------------------------------    ---------------------
                                                                                 Range
                                                             ---------------------------------------------
                                                                      Low                     High                   Actual
                                                             ---------------------    --------------------    ---------------------
Net income                                                   $                44.0    $               50.0    $                30.7
Provision for income taxes                                                    28.0                    33.0                     20.4
Interest expense                                                              26.0                    25.0                     31.6
Depreciation and amortization expense                                         32.0                    32.0                     34.5
                                                             ---------------------    --------------------    ---------------------
EBITDA                                                       $               130.0    $              140.0    $               117.2
                                                             =====================    ====================    =====================

                                                                      SCHEDULE 5

                             THE WARNACO GROUP, INC.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                                         As Reported                                 Pro Forma
                                                                            Three               Pro                    Three
                                                                        Months Ended           Forma               Months Ended
                                                                        July 5, 2003        Adjustments            July 5, 2003
                                                                     -------------------  ----------------      -------------------
Net revenues                                                         $           335,844                 -      $           335,844
Cost of goods sold                                                               239,440                 -                  239,440
                                                                     -------------------  ----------------      -------------------
Gross profit                                                                      96,404                 -                   96,404
Selling, general and administrative expenses                                      94,829            (2,702)(a)               92,127
Restructuring items                                                                6,071            (6,071)(b)                    -
Amortization of sales order backlog                                                6,300            (6,300)(c)                    -
                                                                     -------------------  ----------------      -------------------
Operating income (loss)                                                          (10,796)           15,073                    4,277
Other (income) expense                                                            (1,363)                                    (1,363)
Interest expense                                                                   5,423               (65)(d)                5,358
                                                                     -------------------  ----------------      -------------------
Income (loss) before provision for income taxes                                  (14,856)           15,138                      282

Provision (benefit) for income taxes                                              (6,392)            6,505 (e)                  113
                                                                     -------------------  ----------------      -------------------
Net income (loss)                                                    $            (8,464) $          8,633      $               169
                                                                     ===================  ================      ===================

Basic income per common share: (f)
   Net income                                                        $             (0.19)                       $              0.00
                                                                     ===================                        ===================
Diluted income per common share (f):
   Net income                                                        $             (0.19)                       $              0.00
                                                                     ===================                        ===================

Weighted average number of shares outstanding used in
 computing earnings per share: (f)
   Basic                                                                          45,010                                     45,010
                                                                     ===================                        ===================
   Diluted                                                                        45,010                                     45,154
                                                                     ===================                        ===================

-----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF PRO FORMA NET INCOME TO PRO FORMA EBITDA:
NET INCOME                                                                                                      $               169
Provision for income taxes                                                                                                      113
Interest expense                                                                                                              5,358
Depreciation and amortization                                                                                                 9,982
                                                                                                                -------------------
PRO FORMA EBITDA                                                                                                $            15,622
                                                                                                                ===================

To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company has made pro forma adjustments to:

(a) Eliminate bankruptcy and reorganization related expenses incurred in the second quarter and included in selling, general and administrative expenses of $2.7 million.
(b)  Eliminate restructuring items of $6.1 million.
(c) The Company valued its sales order backlog as part of its determination of the fair value of its assets in connection with the adoption of fresh start accounting. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on the results of operations after it is fully amortized in fiscal 2003 and, as a result has been excluded from the pro forma statement of operations. The amortization of this backlog was $6.3 million in the second quarter and will be $12.6 million for fiscal 2003.
(d) Reflects incremental interest expense of $3.9 million on the Senior Notes at 8 7/8%, offset by the elimination of interest expense of $3.9 million on the Second Lien Notes and $0.1 million of interest related to certain lease agreements settled as part of the Company's plan of reorganization.
(e) Adjusts income tax provision to reflect our estimated income tax rate of 40%.
(f) Pro forma earnings per share and weighted average number of shares outstanding reflect the 45 million shares of new common stock issued upon the Company's emergence from bankruptcy on February 4, 2003.

                                                                      SCHEDULE 6

                             THE WARNACO GROUP, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                   (UNAUDITED)

                                                                       As Reported                                  Pro Forma
                                                                      For the Three            Pro                For the Three
                                                                      Months Ended            Forma               Months Ended
                                                                      July 6, 2002         Adjustments            July 6, 2002
                                                                  -------------------   -----------------      -------------------
Net revenues                                                      $           381,767                   -      $           381,767
Cost of goods sold                                                            265,919              (3,844)(a)              262,075
                                                                  -------------------   -----------------      -------------------
Gross profit                                                                  115,848               3,844                  119,692
Selling, general and administrative expenses                                  100,579             (10,583)(b)               89,996
Reorganization items                                                           42,554             (42,554)(c)                   --
                                                                  -------------------   -----------------      -------------------
Operating income (loss)                                                       (27,285)             56,981                   29,696
Interest expense                                                                3,095               3,248 (d)                6,343
                                                                  -------------------   -----------------      -------------------
Income (loss) before provision for income taxes and cumulative
   effect of change in accounting principle                                   (30,380)             53,733                   23,353
Provision for income taxes                                                      1,609               7,732 (e)                9,341
                                                                  -------------------   -----------------      -------------------
Net income (loss)                                                 $           (31,989)  $          46,001      $            14,012
                                                                  ===================   =================      ===================
Basic income (loss) per common share: (f)
                                                                  -------------------                          -------------------
   Net income (loss)                                              $             (0.60)                         $              0.31
                                                                  ===================                          ===================
Diluted income (loss) per common share: (f)
                                                                  -------------------                          -------------------
   Net income (loss)                                              $             (0.60)                         $              0.31
                                                                  ===================                          ===================

Weighted average number of shares outstanding used in computing earnings per share:
     Basic (f)                                                                 52,936                                       45,010
                                                                  ===================                          ===================
     Diluted (f)                                                               52,936                                       45,154
                                                                  ===================                          ===================

----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF PRO-FORMA NET INCOME TO PRO FORMA EBITDA

PRO FORMA NET INCOME                                                                                           $            14,012
Provision for income taxes                                                                                                   9,341
Interest                                                                                                                     6,343
Depreciation and amortization                                                                                                8,711
                                                                                                               -------------------
PRO FORMA EBITDA                                                                                               $            38,407
                                                                                                               ===================

To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company has made pro forma adjustments to:

(a) Reflect the adoption of fresh start accounting and the change in the Company's inventory accounting policies to expense certain design, receiving and other product related costs as incurred. As a result of this change, the pro forma adjustment eliminates $4.2 million of design, receiving and other product related costs previously capitalized that were reflected in cost of goods sold for the first half of fiscal 2002, offset by $0.4 million of inventory costs that would have been expensed in the first half of fiscal 2002.
(b) Eliminate historical depreciation and amortization expense of $15.2 million and eliminate lease expense of $4.1 million related to certain leases settled as part of the Company's bankruptcy offset by fresh start depreciation and amortization of $8.7 million based on the valuation of the Company's fixed and intangible assets at fair value on the emergence date.
(c)  Eliminate reorganization items of $42.6 million.
(d) Record interest expense on the Senior Notes 8 7/8% for three months of $4.6 million and interest of $0.2 million on certain leases settled in connection with the Company's bankruptcy partially offset by elimination of interest expense of $1.6 million related to certain foreign debt repaid in connection with the Company's emergence from bankruptcy.
(e) Adjust income tax provision to reflect the Company's estimated income tax rate of 40%.
(f) Earnings per share and weighted average shares of the Predecessor Company are based on historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A Common Stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003. Pro forma earnings per share and weighted average number of shares outstanding give effect to the issuance of 45 million shares of new common stock.

                                                                      SCHEDULE 7

                             THE WARNACO GROUP, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                   (UNAUDITED)

                                                               FISCAL 2003
                                               -------------------------------------------
                                                 Successor Company    Predecessor Company
                                               --------------------  ---------------------
                                                   As reported            As reported                                 Pro Forma
                                                   For the Five           For the One              Pro               For the Six
                                                   Months Ended           Month Ended             Forma             Months Ended
                                                   July 5, 2003        February 4, 2003        Adjustments          July 5, 2003
                                               --------------------  ---------------------   ----------------     -----------------
Net revenues                                   $            662,168  $             115,960   $              -     $         778,128
Cost of goods sold                                          444,358                 70,214                  -               514,572
                                               --------------------  ---------------------   ----------------     -----------------
Gross profit                                                217,810                 45,746                                  263,556
Selling, general and administrative expenses                168,680                 35,313             (5,402)(a)           198,591
Restructuring items                                           6,140                      -             (6,140)(b)                 -
Reorganization items                                              -                 29,922            (29,922)(b)                 -
Amortization of sales order backlog                          10,500                      -            (10,500)(c)                 -
                                               --------------------  ---------------------   ----------------     -----------------
Operating income (loss)                                      32,490                (19,489)            51,964                64,965
Gain on cancellation of pre-petition
   indebtedness                                                   -             (1,692,696)         1,692,696 (d)                 -
Fresh start adjustments                                           -               (765,726)           765,726 (d)                 -
Other (income) loss, net                                     (1,328)                   359                  -                  (969)
Interest expense                                              9,851                  1,887                680 (e)            12,418
                                               --------------------  ---------------------   ----------------     -----------------
Income before provision for income taxes                     23,967              2,436,687         (2,407,138)               53,516
Provision for income taxes                                    9,792                 78,150            (66,536)(f)            21,406
                                               --------------------  ---------------------   ---------------      -----------------
Net income                                     $             14,175  $           2,358,537   $     (2,340,602)    $          32,110
                                               ====================  =====================   ================     =================

Basic income per common share: (g)
   Net income                                  $               0.31                                               $            0.71
                                               ====================                                               =================
Diluted income per common share (g):
   Net income                                  $               0.31                                               $            0.71
                                               ====================                                               =================

Weighted average number of shares
   outstanding used in computing earnings
   per share: (g)
     Basic                                                   45,006                                                          45,006
                                               ====================                                               =================
     Diluted                                                 45,154                                                          45,154
                                               ====================                                               =================

-----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF PRO FORMA OPERATING
   INCOME TO PRO FORMA EBITDA

PRO FORMA NET INCOME                                                                                              $          32,110
Provision for income taxes                                                                                                   21,406
Interest expense                                                                                                             12,418
Depreciation and amortization                                                                                                18,955
                                                                                                                  -----------------
PRO FORMA EBITDA                                                                                                  $          84,889
                                                                                                                  =================

To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company has made pro forma adjustments to:

(a) Eliminate historical depreciation and amortization expense of $4.5 million for January 2003 and record depreciation and amortization expense of $3.1 million based upon the fair value of the Company's assets and eliminate bankruptcy and reorganization related expenses included in selling, general and administrative expenses of $4.0 million.
(b) Eliminate reorganization and restructuring items of $6.1 million and $29.9 million, respectively.
(c) Eliminate the amortization of sales order backlog. The amortization of sales order backlog results from the Company's adoption of fresh start accounting as of February 4, 2003. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on the Company's results of operations after it is fully amortized in fiscal 2003.
(d) Eliminate cancellation of debt of $1,692.7 million and fresh start adjustments of $765.7 million.
(e) Record interest expense on the Senior Notes at 8 7/8% for the month of January 2003 of $1.6 million partially offset by the elimination of interest expense on certain foreign debt agreements subject to standstill agreements paid as part of the Company's plan of reorganization of $0.9 million.
(f)  Adjust the income tax provision using the Company's estimated rate of 40%.
(g) Pro forma earnings per share and weighted average number of shares outstanding reflect the 45 million shares of new common stock issued upon the Company's emergence from bankruptcy on February 4, 2003.

                                                                      SCHEDULE 8

                             THE WARNACO GROUP, INC.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                   (UNAUDITED)

                                                                    As Reported                                       Pro Forma
                                                                    For the Six               Pro                    For the Six
                                                                   Months Ended              Forma                  Months Ended
                                                                   July 6, 2002           Adjustments               July 6, 2002
                                                               -------------------   -------------------        -------------------
Net revenues                                                   $           791,819                     -        $           791,819
Cost of goods sold                                                         557,559                (7,236)(a)                550,323
                                                               -------------------   -------------------        -------------------
Gross profit                                                               234,260                 7,236                    241,496
Selling, general and administrative expenses                               202,697               (20,391)(b)                182,306
Reorganization items                                                        58,085               (58,085)(c)                      -
                                                               -------------------   -------------------        -------------------

Operating income                                                           (26,522)               85,712                     59,190
Interest expense                                                            10,059                 6,565 (d)                 16,624
                                                               -------------------   -------------------        -------------------

Income (loss) before provision for income taxes and
   cumulative effect of change in accounting principle                     (36,581)               79,147                     42,566
Provision for income taxes                                                  51,538               (34,512)(e)(f)              17,026
                                                               -------------------   -------------------        -------------------
Income (loss) before cumulative effect of a change in
   accounting principle                                                    (88,119)              113,659                     25,540
Cumulative effect of change in accounting principle (net of
   income tax benefit of $53,513)                                         (801,622)              801,622 (e)                      -
                                                               -------------------   -------------------        -------------------

Net income (loss)                                              $          (889,741)  $           915,281        $            25,540
                                                               ===================   ===================        ===================

Basic income (loss) per common share: (g)
   Income (loss) before accounting change                      $             (1.66)                             $              0.57
   Cumulative effect of accounting change                                   (15.14)                                               -
                                                               -------------------                              -------------------
   Net income (loss)                                           $            (16.81)                             $              0.57
                                                               ===================                              ===================

Diluted income (loss) per common share: (g)
   Income (loss) before accounting change                      $             (1.66)                             $              0.57
   Cumulative effect of accounting change                                   (15.14)                                               -
                                                               -------------------                              -------------------
   Net income (loss)                                           $            (16.81)                             $              0.57
                                                               ===================                              ===================

Weighted average number of shares outstanding used in
   computing earnings per share:
     Basic (g)                                                              52,936                                           45,006
                                                               ===================                              ===================
     Diluted (g)                                                            52,936                                           45,154
                                                               ===================                              ===================

-----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF PRO FORMA NET INCOME TO PRO FORMA EBITDA

PRO FORMA NET INCOME                                                                                            $            25,540
Provision for income taxes                                                                                                   17,026
Interest expense                                                                                                             16,624
Depreciation and amortization                                                                                                16,848
                                                                                                                -------------------

PRO FORMA EBITDA                                                                                                $            76,038
                                                                                                                ===================

To present the statements of operations as if the Company had emerged from bankruptcy at the beginning of fiscal 2002, the Company has made pro forma adjustments to:

(a) Reflect the adoption of fresh start accounting and the change in the Company's inventory accounting policies to expense certain design, receiving and other product related costs as incurred. As a result of this change, the pro forma adjustment eliminates $8.0 million of design, receiving and other product related costs previously capitalized that were reflected in cost of goods sold for the first half of fiscal 2002, offset by $0.8 million of inventory costs that would have been expensed in the first half of fiscal 2002.
(b) Eliminate historical depreciation and amortization expense of $29.0 million and eliminate lease expense of $8.2 million related to certain leases settled as part of the Company's bankruptcy offset by fresh start depreciation and amortization of $16.8 million based on the valuation of the Company's fixed and intangible assets at fair value on the emergence date.
(c)  Eliminate reorganization items of $58.1 million.
(d) Record interest expense on the Senior Notes 8 7/8% for three months of $9.3 million and interest of $0.5 million on certain leases settled in connection with the Company's bankruptcy partially offset by elimination of interest expense of $3.2 million related to certain foreign debt repaid in connection with the Company's emergence from bankruptcy.
(e) Eliminate cumulative effect of change in accounting principle of $801.6 million net of income tax benefit of $53.5 million as assets would have been recorded at fair value in connection with the adoption of fresh start accounting.
(f) Adjust income tax provision to reflect the Company's estimated income tax rate of 40%.
(g) Earnings per share and weighted average shares of the Predecessor Company are based on historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A Common Stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003. Pro forma earnings per share and weighted average number of shares outstanding give effect to the issuance of 45 million shares of new common stock.

                                                                      SCHEDULE 9

                             THE WARNACO GROUP, INC.

                NET REVENUE AND OPERATING INCOME BY BUSINESS UNIT
                      FOR THE QUARTER AND SIX MONTHS ENDED
                          JULY 5, 2003 AND JULY 6, 2002

                                              THREE MONTHS ENDED                                  SIX MONTHS ENDED
                               -------------------------------------------------  -------------------------------------------------
                                 JULY 5,     JULY 6,       INCREASE        %        JULY 5,      JULY 6,      INCREASE        %
                                  2003         2002       (DECREASE)    CHANGE       2003         2002       (DECREASE)    CHANGE
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
Intimate Apparel Group         $   134,823  $  159,536        (24,713)     -15.5% $   285,885  $   317,872       (31,987)     -10.1%
Sportswear Group                    90,974     107,199        (16,225)     -15.1%     230,121      236,404        (6,283)      -2.7%
Swimwear Group                     110,046     115,033         (4,987)      -4.3%     262,122      237,544        24,578       10.3%
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
Net Revenue                    $   335,844  $  381,768   $    (45,925)     -12.0% $   778,128  $   791,820  $    (13,692)      -1.7%
                               ===========  ==========   ============  =========  ===========  ===========  ============  =========

                                              THREE MONTHS ENDED                                  SIX MONTHS ENDED
                               -------------------------------------------------  -------------------------------------------------
                                 JULY 5,       % OF        JULY 6,       % OF       JULY 5,       % OF        JULY 6,       % OF
                                  2003       NET REV         2002       NET REV      2003        NET REV        2002       NET REV
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
Intimate Apparel Group         $    11,913         8.8%  $     16,078       10.1% $    30,977         10.8% $     20,929        6.6%
Sportswear Group                    (3,690)       -4.1%         3,099        2.9%      16,193          7.0%       13,179        5.6%
Swimwear Group                      14,276        13.0%        13,356       11.6%      52,678         20.1%       33,635       14.2%
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
Group operating income              22,498         6.7%        32,533        8.5%      99,848         12.8%       67,743        8.6%
Unallocated corporate
   expenses                        (20,513)       -6.3%       (17,038)      -4.5%     (39,528)        -5.2%      (35,728)      -4.5%
Amortization of intangibles         (6,709)       -2.0%          (226)      -0.1%     (11,257)        -1.4%         (452)      -0.1%
Restructuring items                 (6,071)       -1.8%             -        0.0%      (6,140)        -0.8%            -        0.0%
Reorganization items                     -         0.0%       (42,554)     -11.1%     (29,922)        -3.8%      (58,085)      -7.3%
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
Operating income               $   (10,796)       -3.4%  $    (27,285)      -7.1% $    13,001          1.6% $    (26,522)      -3.3%
                               ===========  ==========   ============  =========  ===========  ===========  ============  =========

RECONCILIATION OF OPERATING
  INCOME (LOSS) TO PRO FORMA
  OPERATING INCOME (LOSS):

Operating income (loss)        $   (10,796)       -3.2%  $    (27,285)      -7.1% $    13,001          1.6% $    (26,522)      -3.3%
   Reorganization items                  -         0.0%        42,554       11.1%      29,922          3.8%       58,085        7.3%
   Reorganization items in
     SG&A                            2,702         1.0%             -        0.0%       4,016          0.5%            -        0.0%
   Restructuring items               6,071         1.6%             -        0.0%       6,140          0.8%            -        0.0%
   Amortization of sales
     order backlog                   6,300         1.9%             -        0.0%      10,500          1.3%            -
   Fresh Start adjustments -
     product cost                        -         0.0%         3,844        1.0%           -          0.0%        7,236        0.9%
   Fresh Start adjustments -
     depreciation                        -         0.0%         6,483        1.7%       1,386          0.2%       12,191        1.5%
   GECC lease adjustments                -         0.0%         4,100        1.1%           -          0.0%        8,200        1.0%
                               -----------  ----------   ------------  ---------  -----------  -----------  ------------  ---------
PRO FORMA OPERATING INCOME
   (LOSS)                      $     4,277         1.3%  $     29,696        7.8% $    64,965          8.2% $     59,190        7.5%
                               ===========  ==========   ============  =========  ===========  ===========  ============  =========